EXHIBIT (99)(a)

NEWS RELEASE

July 27, 2015
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter and year to date earnings results with highlights as follows:

Second quarter highlights:

•
Net earnings were $2.624 million or $0.47 basic and diluted net earnings per share for the three months ended June 30, 2015, as compared to $2.551 million or $0.45 basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

•
Net earnings were $5.0 million or $0.89 basic net earnings per share and $0.88 diluted net earnings per share for the six months ended June 30, 2015, as compared to $5.1 million or $0.91 basic and diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $11.1 million or 1.1% of total assets at June 30, 2015, compared to $14.8 million or 1.4% of total assets at June 30, 2014.
•	Total loans increased $33.5 million to $666.8 million at June 30, 2015, compared to $633.3 million at June 30, 2014.
•	Core deposits were $768.3 million or 95.0% of total deposits at June 30, 2015, compared to $751.8 million or 92.7% of total deposits at June 30, 2014.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter earnings to a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by a decrease in net interest income and an increase in non-interest expense.

Net interest income was $8.3 million for the three months ended June 30, 2015, compared to $8.5 million for the three months ended June 30, 2014.  The decrease in net interest income was primarily due to a $222,000 decrease in interest income on investment securities due to a $25.7 million decrease in the average outstanding balance of available for sale securities during the three months ended June 30, 2015, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $8.5 million for the three months ended June 30, 2015, compared to $8.4 million for the three months ended June 30, 2014.  The provision for loan losses for the three months ended June 30, 2015 was a credit of $214,000, as compared to an expense of $67,000 for the three months ended June 30, 2014.  The decrease in the provision for loan losses is primarily attributable to a $3.3 million reduction in non-accrual loans from June 30, 2014 to June 30, 2015 and a $119,000 reduction in net charge-offs during the three months ended June 30, 2015, as compared to the same period one year ago.

Non-interest income was $3.3 million for the three months ended June 30, 2015, compared to $3.1 million for the three months ended June 30, 2014.  The increase in non-interest income is primarily attributable to a $185,000 increase in miscellaneous non-interest income and a $83,000 increase in mortgage banking income.  The $185,000 increase in miscellaneous non-interest income is primarily due to a $67,000 increase in net gains on other real estate owned properties, a $41,000 increase in income from Peoples Investment Services, a $33,000 increase in income from Real Estate Advisory Services and a $26,000 increase in net appraisal management fee income from Community Bank Real Estate Solutions.

Non-interest expense was $8.3 million for the three months ended June 30, 2015, compared to $8.1 million for the three months ended June 30, 2014.  The increase in non-interest expense was primarily due to a $175,000 increase in other non-interest expenses; which was primarily due to a $50,000 increase in foreclosed property expense, a $32,000 increase in marketing expense, a $23,000 increase in debit card expense and a $20,000 increase in legal fees during the three months ended June 30, 2015, as compared to the three months ended June 30, 2014.

Year-to-date net earnings as of June 30, 2015 were $5.0 million, or $0.89 basic net earnings per share and $0.88 diluted net earnings per share, as compared to $5.1 million, or $0.91 basic and diluted net earnings per share for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in the provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income and an increase in net interest income, as discussed below.

Year-to-date net interest income as of June 30, 2015 was $17.0 million compared to $16.9 million for same period one year ago.  Net interest income after the provision for loan losses was $17.0 million for the six months ended June 30, 2015, compared to $17.2 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2015 was a credit of $41,000, as compared to a credit of $282,000 for the six months ended June 30, 2014.  The increase in the provision for loan losses is primarily attributable to a $33.5 million increase in loans from June 30, 2014 to June 30, 2015 and a $119,000 increase in net charge-offs during the six months ended June 30, 2015, as compared to the same period one year ago.

Non-interest income was $6.5 million for the six months ended June 30, 2015, compared to $6.0 million for the six months ended June 30, 2014.  The increase in non-interest income is primarily attributable to a $575,000 increase in miscellaneous non-interest income and a $218,000 increase in mortgage banking income, which were partially offset by a $181,000 decrease in service charges and fees.  The $575,000 increase in miscellaneous non-interest income is primarily due to $166,000 in net gains on other real estate owned properties for the six months ended June 30, 2015, as compared to $150,000 in net losses and write-downs on other real estate owned properties for the six months ended June 30, 2014.

Non-interest expense was $17.1 million for the six months ended June 30, 2015, as compared to $16.2 million for the six months ended June 30, 2014.  The increase in non-interest expense was primarily due to a $603,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees and annual salary increases combined with a $313,000 increase in other non-interest expenses primarily due to a $99,000 increase in foreclosed property expense, a $44,000 increase in marketing expense, a $44,000 increase in legal fees and a $40,000 increase in debit card expense, during the six months ended June 30, 2015, as compared to the six months ended June 30, 2014.

Total assets were $1.0 billion as of June 30, 2015 and 2014.  Available for sale securities were $273.5 million as of June 30, 2015, compared to $297.2 million as of June 30, 2014.  Total loans were $666.8 million as of June 30, 2015, compared to $633.3 million as of June 30, 2014.

Non-performing assets declined to $11.1 million or 1.1% of total assets at June 30, 2015, compared to $14.9 million or 1.4% of total assets at June 30, 2014.  The decline in non-performing assets is primarily due to a $3.3 million decrease in non-accrual loans.  Non-performing loans include $7.0 million in commercial and residential mortgage loans, $546,000 in acquisition, development and construction (“AD&C”) loans and $177,000 in other loans at June 30, 2015, as compared to $5.5 million in commercial and residential mortgage loans, $5.2 million in AD&C loans and $558,000 in other loans at June 30, 2014.  The allowance for loan losses at June 30, 2015 was $10.4 million or 1.6% of total loans, compared to $12.7 million or 2.0% of total loans at June 30, 2014.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $808.8 million as of June 30, 2015, compared to $811.5 million at June 30, 2014.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $16.5 million to $768.3 million at June 30, 2015, as compared to $751.8 million at June 30, 2014.  Certificates of deposit in amounts of $250,000 or more totaled $33.3 million at June 30, 2015, as compared to $48.7 million at June 30, 2014.  The decrease in certificates of deposit in amounts of $250,000 or more is attributable to a $3.7 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit which was expected as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $48.3 million at June 30, 2015, as compared to $46.8 million at June 30, 2014.

Shareholders’ equity was $100.4 million, or 9.7% of total assets, as of June 30, 2015, compared to $93.0 million, or 8.9% of total assets, as of June 30, 2014.  This increase is primarily due to an increase in retained earnings and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities, which were partially offset by a decrease in common stock due to 67,213 shares of common stock repurchased as of June 30, 2015 under the Company’s stock repurchase program implemented in September 2014.

On April 2, 2013, the Bank received notice that a lawsuit was filed against it in the General Court of Justice, Superior Court Division, Lincoln County, North Carolina. The complaint alleged (i) breach of contract and the covenants of good faith and fair dealing by the Bank, (ii) conversion, (iii) unjust enrichment and (iv) violations of the North Carolina Unfair and Deceptive Trade Practices Act in its assessment and collection of overdraft fees. It seeks the refund of overdraft fees, treble damages, attorneys’ fees and injunctive relief.  The Plaintiff sought to have the lawsuit certified as a class action.  On June 10, 2015, the North Carolina Business Court granted summary judgment in favor of the Bank on all claims and ordered the case dismissed with prejudice.  The Plaintiff has filed a notice of appeal to the North Carolina Court of Appeals.  The Bank continues to believe that the allegations in the complaint are without merit and intends to vigorously defend the lawsuit on appeal.

Peoples Bank operates 21 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln and Durham Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

CONSOLIDATED BALANCE SHEETS
June 30, 2015, December 31, 2014 and June 30, 2014
(Dollars in thousands)

	June 30, 2015	December 31, 2014	June 30, 2014
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$45,725	$51,213	$54,522
Interest-bearing deposits	9,954	17,885	20,546
Cash and cash equivalents	55,679	69,098	75,068

Investment securities available for sale	273,469	281,099	297,165
Other investments	3,911	4,031	4,706
Total securities	277,380	285,130	301,871

Mortgage loans held for sale	2,063	1,375	2,048

Loans	666,767	651,891	633,336
Less: Allowance for loan losses	(10,378)	(11,082)	(12,675)
Net loans	656,389	640,809	620,661

Premises and equipment, net	16,503	17,000	16,762
Cash surrender value of life insurance	14,333	14,125	13,914
Accrued interest receivable and other assets	14,864	12,957	17,528
Total assets	$1,037,211	$1,040,494	$1,047,852

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$216,475	$210,758	$206,655
NOW, MMDA & savings	417,026	407,504	397,305
Time, $250,000 or more	33,252	47,872	48,694
Other time	142,048	148,566	158,825
Total deposits	808,801	814,700	811,479

Securities sold under agreements to repurchase	48,285	48,430	46,764
FHLB borrowings	50,000	50,000	65,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,120	8,080	10,943
Total liabilities	936,825	941,829	954,805

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,540,838 shares at 6/30/15, 5,612,588 shares
at 12/31/14 and 5,617,125 shares at 6/30/14	46,748	48,088	48,170
Retained earnings	49,397	45,124	41,433
Accumulated other comprehensive income	4,241	5,453	3,444
Total shareholders' equity	100,386	98,665	93,047

Total liabilities and shareholders' equity	$1,037,211	$1,040,494	$1,047,852

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2015 and 2014
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,333	$7,491	$14,926	$14,893
Interest on due from banks	7	12	17	24
Interest on investment securities:
U.S. Government sponsored enterprises	613	804	1,326	1,651
State and political subdivisions	1,157	1,169	2,320	2,346
Other	81	100	169	207
Total interest income	9,191	9,576	18,758	19,121

INTEREST EXPENSE:
NOW, MMDA & savings deposits	106	125	218	251
Time deposits	226	303	474	637
FHLB borrowings	433	549	851	1,094
Junior subordinated debentures	99	97	196	193
Other	11	11	20	21
Total interest expense	875	1,085	1,759	2,196

NET INTEREST INCOME	8,316	8,491	16,999	16,925
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	(214)	67	(41)	(282)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,530	8,424	17,040	17,207

NON-INTEREST INCOME:
Service charges	1,171	1,223	2,305	2,352
Other service charges and fees	190	260	545	679
Gain on sale of securities	-	-	-	26
Mortgage banking income	271	188	510	292
Insurance and brokerage commissions	203	162	365	361
Miscellaneous	1,462	1,277	2,817	2,242
Total non-interest income	3,297	3,110	6,542	5,952

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,286	4,207	9,086	8,483
Occupancy	1,482	1,466	2,966	2,988
Other	2,569	2,394	5,033	4,720
Total non-interest expense	8,337	8,067	17,085	16,191

EARNINGS BEFORE INCOME TAXES	3,490	3,467	6,497	6,968
INCOME TAXES	866	916	1,545	1,838

NET EARNINGS	$2,624	$2,551	$4,952	$5,130

PER SHARE AMOUNTS
Basic net earnings	$0.47	$0.45	$0.89	$0.91
Diluted net earnings	$0.47	$0.45	$0.88	$0.91
Cash dividends	$0.06	$0.04	$0.12	$0.08
Book value	$18.12	$16.56	$18.12	$16.56

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2015 and 2014
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$269,470	$295,185	$270,783	$297,090
Loans	659,712	619,675	657,234	618,574
Earning assets	946,185	938,245	947,226	940,472
Assets	1,037,899	1,024,988	1,037,103	1,022,147
Deposits	816,503	797,820	818,070	798,058
Shareholders' equity	102,137	92,388	103,040	91,331

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.77%	3.88%	3.87%	3.88%
Return on average assets	1.01%	1.00%	0.96%	1.01%
Return on average shareholders' equity	10.30%	11.08%	9.69%	11.33%
Shareholders' equity to total assets (period end)	9.68%	8.88%	9.68%	8.88%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$10,843	$12,978	$11,082	$13,501
Provision for loan losses	(214)	67	(41)	(282)
Charge-offs	(332)	(597)	(862)	(1,172)
Recoveries	81	227	199	628
Balance, end of period	$10,378	$12,675	$10,378	$12,675

ASSET QUALITY:
Non-accrual loans			$7,596	$10,921
90 days past due and still accruing			100	392
Other real estate owned			3,424	3,532
Total non-performing assets			$11,120	$14,845
Non-performing assets to total assets			1.07%	1.42%
Allowance for loan losses to non-performing assets			93.33%	85.38%
Allowance for loan losses to total loans			1.56%	2.00%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	6/30/2015	6/30/2014
Risk Grade 1 (excellent quality)	1.91%	2.17%
Risk Grade 2 (high quality)	24.60%	20.56%
Risk Grade 3 (good quality)	49.96%	50.74%
Risk Grade 4 (management attention)	16.37%	16.75%
Risk Grade 5 (watch)	4.20%	4.84%
Risk Grade 6 (substandard)	2.73%	4.62%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.01%

At June 30, 2015, including non-accrual loans, there were six relationships exceeding $1.0 million in the Watch risk grade (which totaled $14.0 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.3 million). There was one relationship with loans in both the Watch and Substandard risk grades, which totaled $1.2 million for loans in both risk grades combined.

(END)